     As filed with the Securities and Exchange Commission on April 18, 2000
                                                      Registration No. 333-08315
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                       MIDAMERICAN ENERGY HOLDINGS COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                    Iowa                                     94-2213782
      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)

                             CALENERGY CAPITAL TRUST
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                                   47-6208410
      (State or Other Jurisdiction of                     (I.R.S. Employer
       Incorporation or Organization)                    Identification No.)
                                   -----------
                                666 Grand Avenue
                                  P.O. Box 657
                            Des Moines, IA 50303-0657
                                 (515) 242-4000
               (Address, including ZIP code, and telephone number,
                    including area code, of the Registrants'
                          principal executive offices)
                                   -----------
                          John A. Rasmussen, Jr., Esq.
                    Senior Vice President and General Counsel
                                666 Grand Avenue
                                  P.O. Box 657
                            Des Moines, IA 50303-0657
                                 (515) 242-4000
                     (Name, address, including ZIP code, and
                        telephone number, including area
                           code, of agent for service)
                                   -----------
                                    Copy To:
                              Peter J. Hanlon, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000
                                   -----------

     Approximate date of the commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     On March 14, 2000, MidAmerican Energy Holdings Company, an Iowa corporation ("MidAmerican"), consummated a going-private transaction (the "Merger") in which a newly formed entity merged with and into MidAmerican. As a result of the Merger, the common stock, no par value, of MidAmerican ceased to trade on The New York Stock Exchange and became eligible for delisting from The New York Stock Exchange and termination of registration pursuant to Section 12(g)(4) and Rule 12h-3 of the Securities Exchange Act of 1934, as amended. Accordingly on March 14, 2000, MidAmerican filed a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission.

     The purpose of this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Registration File No. 333-08315) is to terminate the effectiveness of such Registration Statement and to deregister all of the securities originally registered thereby which remain outstanding as of such termination.

                                    Part II

Item 16 Exhibits

The following exhibit is filed as part of the Registration Statement hereby amended*:

Exhibit No.        Description of Exhibit
-----------        ----------------------

24.2               Power of Attorney


-------------------

* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3 to which this is Post-Effective Amendment No. 2, or the Post-Effective Amendment No. 1 to that Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, Iowa on April 18, 2000.

                              MIDAMERICAN ENERGY HOLDINGS COMPANY


                              By:                *
                                  ------------------------------
                                  Name:  David L. Sokol
                                  Title: Chairman of the Board and
                                         Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                           Date
---------                              -----                           ----

            *                 Chairman of the Board,              April 18, 2000
-------------------------     Chief Executive Officer
David L. Sokol                and Director
                              (Principal Executive Officer)

            *                 Senior Vice President and Chief     April 18, 2000
-------------------------     Financial Officer
Patrick J. Goodman            (Principal Financial Officer and
                              Principal Accounting Officer)

            *                 President, Chief Operating          April 18, 2000
-------------------------     Officer and Director
Gregory E. Abel

            *                 Director                            April 18, 2000
-------------------------
Edgar D. Aronson

            *                 Director                            April 18, 2000
-------------------------
John K. Boyer

            *                 Director                            April 18, 2000
-------------------------
Stanley J. Bright

            *                 Director                            April 18, 2000
-------------------------
Warren E. Buffett

            *                 Director                            April 18, 2000
-------------------------
Marc D. Hamburg

            *                 Director                            April 18, 2000
-------------------------
Richard R. Jaros

            *                 Director                            April 18, 2000
-------------------------
David Scott

            *                 Director                            April 18, 2000
-------------------------
Walter Scott, Jr.




*By: /s/ Steven A. McArthur
     -------------------------
         Steven A. McArthur
         Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, Iowa on April 18, 2000.

                              CALENERGY CAPITAL TRUST

                              By:                *
                                  ------------------------------
                                  Name:  Gregory E. Abel
                                  Title: Trustee

                              By: /s/ Steven A. McArthur
                                  ------------------------------
                                  Name:  Steven A. McArthur
                                  Title: Trustee

*By: /s/ Steven A. McArthur
     ------------------------------
         Steven A. McArthur
         Attorney-in-Fact

                                 Exhibit Index*
                                 --------------

Exhibit No.        Description of Exhibit
-----------        ----------------------

24.2               Power of Attorney


-------------------

* All other exhibits were previously filed as exhibits to, and are listed in, the Registration Statement on Form S-3 to which this is Post-Effective Amendment No. 2, or the Post-Effective Amendment No. 1 to that Registration Statement.